As filed with the Securities and Exchange Commission on May 14, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Humacyte, Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-1763759
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2525 East North Carolina Highway 54
Durham, NC	27713
(Address of Principal Executive Offices)	(Zip Code)

Humacyte, Inc. 2021 Long-Term Incentive Plan

(Full title of the plan)

Dale A. Sander

Chief Financial Officer

Humacyte, Inc.

2525 East North Carolina Highway 54

Durham, NC 27713

(Name and address of agent for service)

(919) 313-9633

(Telephone number, including area code, of agent for service)

Copy to:

Kerry S. Burke

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW

Washington, DC 20001

(202) 662-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Humacyte, Inc. (the “Company”) for the purpose of registering additional shares of its common stock, par value $0.0001 per share (the “Common Stock”), under the Company’s 2021 Long-Term Incentive Plan (the “Plan”).

The number of shares of Common Stock reserved and available for issuance under the Plan will automatically increase on January 1 of each year, but not after August 26, 2031, in an amount equal to 5% of the total number of shares of the Company’s capital stock outstanding on December 31 of the preceding year, unless the board of directors of the Company acts prior to January 1 of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock (the “Plan Provision”). Pursuant to an action by the board of directors of the Company, the number of shares of Common Stock available for issuance under the Plan was increased by 4,000,000 shares, effective January 1, 2026. This Registration Statement registers the offer and sale of the 4,000,000 additional shares of Common Stock that are available for issuance under the Plan as a result of the Plan Provision.

Of the 23,410,314 shares of Common Stock currently authorized by the Plan, the Company has previously registered the offer and sale of 7,725,253 shares of Common Stock pursuant to the Company’s Registration Statement on Form S-8 filed on October 28, 2021 (Commission File No. 333-260561), 5,183,686 shares of Common Stock pursuant to the Company’s Registration Statement on Form S-8 filed on March 28, 2024 (Commission File No. 333-278296) and 6,501,375 shares of Common Stock pursuant to the Company’s Registration Statement on Form S-8 filed on March 31, 2025 (Commission File No. 333-286271) (collectively, the “Existing Plan Registration Statements”).

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of the Existing Plan Registration Statements, including any amendments thereto or filings incorporated therein by reference are incorporated herein by reference and made part of this Registration Statement. Any items in the Existing Plan Registration Statements not expressly changed hereby shall be as set forth in the applicable Existing Plan Registration Statement.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents (File No. 001-818382) previously filed with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 27, 2026 (including the portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2026, incorporated by reference therein);

•	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 13, 2026;

•	the Company’s Current Reports on Form 8-K (File No. 001-39532) (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed on March 19, 2026, March 19, 2026, April 24, 2026 and May 8, 2026; and

•	the description of the Company’s Common Stock contained in Exhibit 4.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024, including any amendments or reports filed for the purposes of updating this description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to specific sections of such statements as set forth therein.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K (or any portion thereof so furnished) prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit Number.	Description
4.1	Second Amended and Restated Certificate of Incorporation of Humacyte, Inc., as amended (incorporated by reference to Exhibit 3.1 to Humacyte, Inc.’s Current Report on Form 10-K, filed with the SEC on March 27, 2026).

4.2	Amended and Restated By Laws of Humacyte, Inc. (incorporated by reference to Exhibit 3.2 to Humacyte, Inc.’s Current Report on Form 8-K, filed with the SEC on December 12, 2022).

5.1*	Opinion of Covington & Burling LLP.

23.1*	Consent of Covington & Burling LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of attorney (included on signature page).

99.1	Humacyte, Inc. 2021 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to Humacyte, Inc.’s Current Report on Form 8-K, filed with the SEC on August 27, 2021).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Humacyte, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on May 14, 2026.

HUMACYTE, INC.

By:	/s/ Laura E. Niklason
	Name:	Laura E. Niklason, M.D., Ph.D.
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laura E. Niklason and Dale A. Sander, and each of them severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on May 14, 2026.

Signature	Title

/s/ Laura E. Niklason	President, Chief Executive Officer and Director
Laura E. Niklason, M.D., Ph.D.	(Principal Executive Officer)

/s/ Dale A. Sander	Chief Financial Officer, Chief Corporate Development Officer and Treasurer
Dale A. Sander	(Principal Financial and Accounting Officer)

/s/ John Bamforth	Director
John Bamforth

/s/ Emery N. Brown	Director
Emery N. Brown, M.D., Ph.D.

/s/ Michael T. Constantino	Director
Michael T. Constantino

/s/ Brady W. Dougan	Director
Brady W. Dougan

/s/ C. Bruce Green	Director
C. Bruce Green, M.D.

/s/ Keith Anthony Jones	Director
Keith Anthony Jones, M.D.

/s/ Todd M. Pope	Director
Todd M. Pope

Director
Kathleen Sebelius

/s/ Diane Seimetz	Director
Diane Seimetz

/s/ Max Wallace	Director
Max Wallace, J.D.

/s/ Susan Windham-Bannister	Director
Susan Windham-Bannister, Ph.D.